Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8, File No. 333-190101) pertaining to the 2007 Stock Incentive Plan of Agios Pharmaceuticals, Inc., 2013 Stock Incentive Plan of Agios Pharmaceuticals, Inc., and 2013 Employee Stock Purchase Plan of Agios Pharmaceuticals, Inc.;

2.	Registration Statement (Form S-8, File No. 333-193802) pertaining to the 2013 Stock Incentive Plan of Agios Pharmaceuticals, Inc.;

3.	Registration Statement (Form S-8, File No. 333-201796) pertaining to the 2013 Stock Incentive Plan of Agios Pharmaceuticals, Inc.;

4.	Registration Statement (Form S-8, File No. 333-209755) pertaining to the 2013 Stock Incentive Plan of Agios Pharmaceuticals, Inc.;

5.	Registration Statement (Form S-8, File No. 333-216106) pertaining to the 2013 Stock Incentive Plan of Agios Pharmaceuticals, Inc.; and

6.	Registration Statement (Form S-3, File No. 333-221960) and related Prospectus of Agios Pharmaceuticals, Inc. for the registration of debt securities, common stock, preferred stock, and warrants;
of our report dated February 16, 2017, with respect to the consolidated financial statements of Agios Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 14, 2018